UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2012

CHINA SHOUGUAN MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-167964                    27-2513824

(Commission File Number) (IRS Employer Identification No.)

6009 Yitian Road

New World Center Rm. 3207

Futian District, Shenzhen

People’s Republic of China

(Address of principal executive offices and zip code)

Telephone 0086-755-82520008

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 3, 2012, China Shouguan Mining Corporation (“the Company”) entered into definitive agreements with certain investors relating to the private placement of a total of 22,000,000 common stocks of the Company at a subscription price of $0.5/share, for an aggregate gross cash purchase price of $11,000,000 under Regulation S.

Prior to closing under the agreements, the Company had a total of 101,000,000 shares of its common stock issued and outstanding. Following closing, the Company has a total of 123,000,000 shares issued and outstanding.

The disclosure in this report is qualified in its entirety by the full terms and conditions of the Subscription Agreements which are being furnished as exhibits to this report and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description
10.1	Subscription Agreement, dated August 3, 2012, by and between China Shouguan Corporation and Huang Zheng
10.2	Subscription Agreement, dated August 3, 2012, by and between China Shouguan Corporation and Zhang Jingming
10.3	Subscription Agreement, dated August 3, 2012, by and between China Shouguan Corporation and China Primary Resources Holdings Limited
10.4	Subscription Agreement, dated August 3, 2012, by and between China Shouguan Corporation and Ma Zheng
10.5	Subscription Agreement, dated August 3, 2012, by and between China Shouguan Corporation and Pan Wei
10.6	Subscription Agreement, dated August 3, 2012, by and between China Shouguan Corporation and Wealth Capital Management Limited
10.7	Subscription Agreement, dated August 3, 2012, by and between China Shouguan Corporation and Zhu Junmin
10.8	Subscription Agreement, dated August 3, 2012, by and between China Shouguan Corporation and Sheng Long Enterprises Limited

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHOUGUAN MINING CORPORATION

By: /s/ Feize Zhang ___________________________________________ Feize Zhang, Chairman and Principal Executive Officer

Dated: August 9, 2012